UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Relmada Therapeutics, Inc.

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! RELMADA THERAPEUTICS, INC. 2026 Annual Meeting Vote by May 26, 2026 11:59 PM ET RELMADA THERAPEUTICS, INC. 2222 PONCE DE LEON BLVD., 3RD FLOOR CORAL GABLES, FLORIDA 33134 V91700-P46043 You invested in RELMADA THERAPEUTICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 27, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 13, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 27, 2026 9:30 AM Eastern Time Virtually at: www.virtualshareholdermeeting.com/RLMD2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1.To elect Class II directors, each to serve for a three-year term that expires at the Annual Meeting of Stockholders in 2029, or until his successor is elected and qualified or until his earlier resignation or removal. Nominees: 01) Charles J. Casamento 02) Sergio Traversa 2. To ratify the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve an amendment to the Relmada Therapeutics, Inc. 2021 Equity Incentive Plan to increase the shares of our common stock available for issuance thereunder by 3.0 million shares. 4. To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 200,000,000. NOTE: To consider and act upon any other business as may properly come before the Annual Meeting or any adjournments thereof. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V91701-P46043